Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 2017, in the Registration Statement (Form S-3) and related Prospectus of DarioHealth Corp., dated October 19, 2017.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
October 19, 2017	A Member of Ernst & Young Global